Exhibit 23.1

RSM US LLP
200 Elm Street
Suite 200
Stamford, CT 06902
O +1 203 327 3112
F +1 203 359 2289

Consent of Independent Registered Public Accounting Firm	www.rsmus.com

We consent to the incorporation by reference in this Registration Statement on Form S-8 of eMagin Corporation of our report dated March 28, 2017, relating to the consolidated financial statements of eMagin Corporation, appearing in the Annual Report on Form 10-K of eMagin Corporation for the year ended December 31, 2016.

Stamford, Connecticut

August 14, 2017